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                                                                    Exhibit 23-C


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" included in this Registration Statement on Form S-3 and related Prospectus of U S WEST, Inc. and to the incorporation by reference therein of our report dated 3 July 1995 with respect to the financial statements of Mercury Personal Communications for the year ended 31 March 1995 included in the Current Report on Form 8-K of U S WEST, Inc. dated May 23, 1995, as amended by Form 8-K/A, filed with the Securities and Exchange Commission.




                                   /s/ Arthur Andersen Chartered Accountants

                                   ARTHUR ANDERSEN
                                   Chartered Accountants and Registered Auditors


London, England,
 September 8, 1995.